                                   EXHIBIT 3.1

                                     BY-LAWS

                                    ARTICLE I

                                  STOCKHOLDERS

      1. Place of Meetings. All meetings of the stockholders shall be held either at the principal office of the Corporation or at such other place within the United States as is determined by the Board of Directors or the Chairman of the Board of Directors and stated in the notice of the meeting.

      2. Annual Meetings. The annual meeting of the stockholders entitled to vote shall be held at ten o'clock in the forenoon (or at such other time as is determined by the Board of Directors or the Chairman of the Board of Directors and stated in the notice) on a date to be determined by the Board of Directors within six months after the end of each fiscal year, on any day that is not a Saturday, Sunday or legal holiday, and if a Saturday, Sunday or legal holiday, then on the next succeeding day that is not a Saturday, Sunday or legal holiday, at such location as is determined by the Board of Directors or the Chairman of the Board and stated in the notice. The purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization and by these By-Laws, may be specified by the Board of Directors or the Chairman of the Board. If no annual meeting is held on the date fixed, or by adjournment therefrom, a special meeting of the stockholders may be held in lieu thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting.

      3. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the stockholders entitled to vote may be called by the Board of Directors or the Chairman of the Board of Directors, and shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote and who hold at least forty percent (40%) in interest of the capital stock entitled to vote at the meeting.

      4. Notice of Meetings. Notice of all meetings of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat by the Clerk or other person calling the meeting. Notice must be given in writing and such writing shall be sufficient if given personally or by postage-prepaid mailing, or by any other means permitted by law. Notice must be given at least seven (7) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization or these By-Laws, is entitled to such notice, such notice addressed to his usual place of business or residence as it appears upon the books of the Corporation. Notice shall be deemed given when it is received, if hand delivered, or when dispatched, if delivered through the mails or by courier, telegraph, telex, telecopy or cable. No notice of a meeting of the stockholders need be given to any stockholder if such stockholder, by a writing (including, without limitation, by telegraph, telex, telecopy or cable) filed with the records of the meeting (and whether executed before or after such meeting) waives such notice, or if such stockholder attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Every stockholder who is present at a meeting (whether in person or by proxy) shall be deemed to have waived notice thereof.

      5. Notice of Stockholder Business. For a proposal to be properly brought before an annual meeting by a stockholder or for a stockholder to nominate a person or persons for election as directors at an annual meeting or any special meeting at which directors are to be elected, the stockholder must give timely notice thereof in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days, but not more than 90 days, prior to the meeting; provided, however, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice or public disclosure of the date of the meeting is made. A stockholder's notice to the Clerk relating to a proposal shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the proposal and any other stockholders known by such stockholder to support such proposal, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by the stockholder and by any other stockholders known by such stockholder to support such proposal as of the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal. A stockholder's notice to the Clerk relating to a nominee for election as a director shall set forth (i) the name, age, business experience, and home and business address of each person to be nominated, (ii) the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the nomination and any other stockholders known by such stockholder to support the nomination, and (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by the stockholder and by any other stockholders known by such stockholder to support such proposal as of the date of such stockholder notice.

            The Board of Directors, or a designated committee thereof, may determine whether a notice has complied with the requirements of this Section 5, and may reject as invalid any stockholder proposal or nomination which was not the subject of a notice timely made in accordance with, and containing all information required by, the terms of this Section 5. If neither the Board of Directors nor such committee makes a determination as to the compliance with the requirements of this Section 5, the presiding officer at the meeting shall determine and declare at the meeting whether such notice has so complied. If the Board of Directors or a designated committee thereof or the presiding officer determines that a stockholder proposal or nomination was the subject of a notice made in accordance with the terms of this Section 5, and if the stockholder giving such notice shall make such proposal or nomination, the presiding officer shall so declare at the meeting and ballots shall be provided for use at the meeting with respect to such proposal or nomination. If the Board of Directors or a designated committee thereof or the presiding officer determines that a stockholder proposal or nomination was not the subject of a notice made in accordance with terms of this Section 5, and if the stockholder giving such notice shall make such proposal or nomination, the presiding officer shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

            Notwithstanding the foregoing, a stockholder may present at an annual meeting any proposal which such stockholder has caused to be included in the Corporation's proxy materials pursuant to Rule 14a-8 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

            This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

      6. Quorum. At any meeting of stockholders, the holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

      7. Adjournments. Any meeting of the stockholders may be adjourned to any other time and to any other place by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting if no stockholder is present in person or by proxy. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

      8. Votes and Proxies. At all meetings of the stockholders, each stockholder shall have one vote for each share of stock having voting power registered in such stockholder's name, and a proportionate vote for any fractional shares, unless otherwise provided or required by the Massachusetts Business Corporation Law, the Articles of Organization or these By-Laws. Scrip shall not carry any right to vote unless otherwise provided therein, but if scrip provides for the right to vote, such voting shall be on the same basis as fractional shares. Stockholders may vote either in person or by written proxy. No proxy which is dated more than six months before the meeting at which it is to be used shall be accepted, and no proxy shall be valid after the final adjournment of such meeting. Proxies need not be sealed or attested. Notwithstanding the foregoing, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the stock or in the Corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

      9. Conduct of Business. The Chairman of the Board of Directors or his designee, or, if there is no Chairman of the Board or such designee, then a person appointed by a majority of the Board of Directors, shall preside at any meeting of stockholders. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

      10. Action at a Meeting. When a quorum is present, the holders of a majority of the stock present or represented and entitled to vote and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and entitled to vote and voting on a matter), except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its stock. Nothing in this section shall be construed to limit the right of the Corporation to vote any shares of stock held directly or indirectly by it in a fiduciary capacity.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      1. Powers. The Board of Directors may exercise all the powers of the Corporation except such as are required by law or by the Articles of Organization or these By-Laws to be otherwise exercised, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors shall have power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell such property (including the stock of the Corporation) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Corporation, to borrow money, issue bonds, notes and other obligations of the Corporation, and to secure payment thereof by the mortgage or pledge of all or any part of the property of the Corporation. The Board of Directors may determine the compensation of directors. The Board of Directors or such officer or committee as the Board of Directors shall designate, may determine the compensation and duties, in addition to those prescribed by these By-Laws, of all officers, agents and employees of the Corporation.

      2. Number. The Corporation shall have a Board of Directors, which shall consist of not less than three and not more than fifteen directors, which number, subject to the rights of the holders of any preferred stock of the Corporation to elect Directors, shall be determined from time to time by the Board of Directors, except that, in the absence of any such determination, such number shall be nine (9). Such number may be enlarged or reduced by a vote of a majority of the directors then in office. Subject to the rights of the holders of any series of Preferred Stock then outstanding, if the Board of Directors is divided into one or more classes, at each annual meeting of stockholders or special meeting in lieu thereof following the initial classification of the Board of Directors, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified. No director need be a stockholder.

      3. Tenure. Except as otherwise provided by law, by the Articles of Organization, or by these By-Laws, each director, including the Chairman of the Board, shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until he sooner dies, resigns, is removed or becomes disqualified. Any director may resign by giving written notice of his resignation to the Chairman of the Board, the President, the Clerk or the Secretary, if any, or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein.

      4. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time (i) only for cause and (ii) only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or by the affirmative vote of three-fourths of the directors then serving. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

      5. Vacancies. Subject to the Articles of Organization, any vacancy in the office of director may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. Subject to the Articles of Organization, newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the Board of Directors then in office even though less than quorum, or by a sole remaining director.

      6. Meetings. Meetings of the directors need not be held in the state of incorporation.

            (a) Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as may be fixed by the Board of Directors from time to time, provided that any director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, immediately following such meeting of stockholders.

            (b) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Treasurer, the Clerk, or one or more directors. Notice of the time and place of all special meetings shall be given by the Clerk or the Secretary or the officer or directors calling the meeting. Notice must be given orally, by telephone, or by telegraph, telex, telecopy or cable or in writing, and such notice shall be sufficient if given in time to enable the director to attend, or in any case if sent by mail, by courier or telegraph, telex, telecopy or cable at least three days before the meeting, addressed to a director s usual or last known place of business or residence. No notice of any meeting of the Board of Directors need be given to any director if such director, by a writing (including, without limitation, by telegraph, telex, telecopy or cable) filed with the records of the meeting (and whether executed before or after such meeting), waives such notice, or if such director attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting.

      7. Quorum of Directors. At any meeting of the Board of Directors, a majority of the number of directors then constituting a full Board of Directors then serving shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

      8. Action at a Meeting. Unless otherwise provided by law, the Articles of Organization or these By-Laws, action on any matter brought before any meeting at which there is a quorum may be taken by vote of a majority of the directors then present at the meeting, unless a different vote is required by law, the Articles of Organization or these By-Laws.

      9. Action Without a Meeting. Unless otherwise provided by law, the Articles of Organization or these By-Laws, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors then in office consent to the action in writing and the written consents are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

      10. Committees of Directors. The Board of Directors may, by vote of a majority of the number of directors then constituting a full Board, elect from its membership an Executive Committee (to be chaired by the Chairman of the Board) and such other committees as it may determine, comprised of such number of its members as it may from time to time determine (but in any event not less than two), and delegate to any such committee or committees some or all of its powers, except those which by law, the Articles of Organization or these By-Laws it is prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but, unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as may be possible in the manner as is provided by these By-Laws for the directors.

      11. Telephone Conference Meetings. The Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee thereof by means of a conference telephone (or similar communications equipment) call by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE III

                                    OFFICERS

      1. Enumeration. The officers of the Corporation shall be the Chairman of the Board of Directors, the President, the Treasurer, the Clerk and such other officers as the Board of Directors or the Chairman of the Board may determine, including, but not limited to, one or more Vice-Presidents, one or more Assistant Treasurers, one or more Assistant Clerks, and a Secretary.

      2. Election. The Chairman of the Board, the President, the Treasurer and the Clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders or special meeting in lieu thereof. The Board of Directors or the Chairman of the Board may, from time to time, elect or appoint such other officers as it or he may determine, including, but not limited to, one or more Vice-Presidents, one or more Assistant Treasurers, one or more Assistant Clerks, and a Secretary.

      3. Qualification. No officer need be a stockholder. The Chairman of the Board, and any Vice Chairman appointed to act in the absence of the Chairman, shall be elected by and from the Board of Directors, but no other officer need be a director. Two or more offices may be held by any one person. If required by vote of the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of his duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds shall be paid by the Corporation.

      4. Tenure. Each officer elected or appointed by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders or special meeting in lieu thereof and until his successor is elected or appointed and qualified, or until he dies, resigns, is removed or becomes disqualified, unless a shorter term is specified in the vote electing or appointing said officer. Each officer appointed by the Chairman of the Board shall hold office until his successor is elected or appointed and qualified, or until he dies, resigns, is removed or becomes disqualified, unless a shorter term is specified by any agreement or other instrument appointing said officer.

Any officer may resign by giving written notice of his resignation to the Chairman of the Board, the President, the Clerk or the Secretary, if any, or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein.

      5. Removal. Any officer elected or appointed by the Board of Directors may be removed from office with or without cause by vote of a majority of the directors then in office. Any officer appointed by the Chairman of the Board may be removed from office with or without cause by the Chairman of the Board. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body or person proposing to remove him.

      6. Chairman of the Board and Chief Executive Officer. Unless the Board of Directors shall otherwise provide, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the business of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders at which he is present.

      7. President. The President shall, subject to the control and direction of the Board of Directors and Chairman of the Board, have and perform such powers and duties as may be prescribed by these By-Laws or from time to time be determined by the Board of Directors or the Chairman of the Board.

      8. Vice Presidents. The Vice Presidents shall have such powers and duties as may from time to time be determined by the Board of Directors or the Chairman of the Board.

      9. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the control and direction of the Board of Directors and the Chairman of the Board, have general charge of the financial affairs of the Corporation, cause accurate books of account to be kept, have custody of all funds, securities and valuable documents of the Corporation, except as the Board of Directors or Chairman of the Board may otherwise provide, and have and perform such additional powers and duties as may be prescribed in these By-Laws or be determined from time to time by the Board of Directors or the Chairman of the Board. All property of the Corporation in the custody of the Treasurer shall be subject at all times to the inspection and control of the Board of Directors. Unless otherwise voted by the Board of Directors, each Assistant Treasurer, if any, shall have and perform the powers and duties of the Treasurer whenever the Treasurer is absent or unable to act, and may at any time exercise such of the powers of the Treasurer, and such other powers and duties, as may from time to time be determined by the Board of Directors or the Chairman of the Board.

      10. Clerk and Assistant Clerks. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. He shall have and perform the powers and duties prescribed in these By-Laws and such other powers and duties as may from time to time be determined by the Board of Directors. He shall attend all meetings of the stockholders and shall record upon the record book of the Corporation all votes of the stockholders and minutes of the proceedings at such meetings. Unless a transfer agent is appointed, the Clerk shall have custody of the record books of the Corporation. Assistant Clerks, if any, shall have such powers as the Board of Directors or the Chairman of the Board may from time to time designate. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

      11. Secretary and Assistant Secretaries. The Board of Directors or the Chairman of the Board may appoint a Secretary and, in his absence, an Assistant Secretary, but if no Secretary or Assistant Secretary is elected, the Clerk (or, in the absence of the Clerk, any Assistant Clerk) shall act as the Secretary. The Secretary or, in his absence, any Assistant Secretary, shall attend all meetings of the directors and shall record all votes of the Board of Directors and minutes of the proceedings at such meetings. The Secretary or, in his absence, any Assistant Secretary (or the Clerk), shall notify the directors of their meetings, and shall have and perform such other powers and duties as may from time to time be determined by the Board of Directors or the Chairman of the Board. If a Secretary or an Assistant

Secretary is elected but is absent from any such meeting the Clerk (or any Assistant Clerk) may perform the duties of the Secretary; otherwise, a Temporary Secretary may be appointed by the meeting.

      12. Other Powers and Duties. Each officer shall, subject to these By-Laws, have, in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to such officer's office, and such duties and powers as the Board of Directors or Chairman of the Board may from time to time designate.

                                   ARTICLE IV

                             [INTENTIONALLY OMITTED]

                                    ARTICLE V

                                  CAPITAL STOCK

      1. Certificates of Stock. Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares of the capital stock of the Corporation owned by him, except that the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, to the extent permitted by law. All certificates for shares of stock of the Corporation shall state the number and class of shares evidenced thereby (and designate the series, if any), shall be signed by the Chairman of the Board, the President or a Vice President and either the Treasurer or an Assistant Treasurer, may (but need not) bear the seal of the Corporation and shall contain such further statements as shall be required by law. The Board of Directors may determine the form of certificates of stock except insofar as prescribed by law or by these By-Laws, and may provide for the use of facsimile signatures thereon to the extent permitted by law. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares which are subject to any restrictions on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party, shall have the restrictions noted conspicuously on the certificate and shall also set forth upon the face or back thereof either the full text of the restrictions or a statement of the existence of such restrictions and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued while the Corporation is authorized to issue more than one class or series of stock, shall set forth on the face or back thereof either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

      2. Transfers of Stock. The transfer of all shares of stock of the Corporation, so as to affect the rights of the Corporation, shall be effected only by transfer recorded on the books of the Corporation, in person or by duly authorized attorney, and upon the surrender of the certificate properly endorsed or assigned. The transfer of all shares of stock of the Corporation shall be subject to the restrictions, if any, imposed by the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party.

      3. Holders of Record. The person registered on the books of the Corporation as the owner of the shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the Corporation as the exclusive owner thereof. It shall be the duty of each stockholder to notify the Corporation of his post office address. The Corporation shall not be bound to recognize any equitable or other claim to or interest in shares of stock of the Corporation on the part of any other person except as may be otherwise expressly provided by law.

      4. Lost or Destroyed Certificates. The directors of the Corporation may, subject to Massachusetts General Laws, Chapter 156B, Section 29, as amended from time to time, or any successor statute, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed or mutilated.

      5. Record Date. The Board of Directors may fix in advance a date not more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may, for any such purposes, close the transfer books for all or any part of such sixty-day period. If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

      6. Issue of Stock. Subject to the Articles of Organization, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any capital stock of the Corporation held in treasury may be issued or disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      1. Fiscal Year. Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on December 31 of each year.

      2. Seal. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.

      3. Voting of Securities. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of and act on behalf of the Corporation, or appoint any person or persons to act as proxy or attorney in fact for the Corporation (with or without discretionary power and/or power of substitution) at any meeting of stockholders of any other corporation or organization any of the securities of which may be held by the Corporation.

      4. Dividends. Unless otherwise required by the Massachusetts Business Corporation Law or the Articles of Organization, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

      5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the Corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

      6. Contributions. The Board of Directors shall have authority to make donations from the funds of the Corporation, in such amounts as the Board of Directors may determine to be reasonable and irrespective of corporate benefit, for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, civic or similar purposes, and in time of war or other natural emergency in aid thereof.

      7. Evidence of Authority. A certificate by the Clerk, an Assistant Clerk, the Secretary or an Assistant Secretary, or a Temporary Clerk or Temporary Secretary, as to any action taken by the stockholders, Board of Directors, any committee of the Board of Directors or any officer or representative of the Corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action.

      8. Ratification. Any action taken on behalf of the Corporation by the directors or any officer or representative of the Corporation which requires authorization by the stockholders or the directors of the Corporation shall be deemed to have been authorized if subsequently ratified by the stockholders entitled to vote or by the directors, as the case may be, at a meeting held in accordance with these By-Laws.

      9. Reliance upon Books, Records and Reports. Each director or officer of the Corporation shall be entitled to rely on information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of
(1) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, or (2) counsel, public accountants or other persons as to matters which the director or officer reasonably believes to be within such person's professional or expert competence, or (3) in the case of a director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a director or officer so performed his duties shall be a complete defense to any claim asserted against him, except as expressly provided by statute, by reason of his being or having been a director or officer of the Corporation.

      10. Articles of Organization. All references in the By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

      11. Control Share Acquisition. Until such time as this section shall be repealed or these By-Laws shall be amended to provide otherwise, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to "control share acquisitions" of the Corporation within the meaning of said Chapter 110D.

      12. Interpretation. The Board of Directors shall have the power to interpret all of the terms and provisions of these By-Laws and the Articles of Organization, which interpretation shall be conclusive.

      13. Gender. Whenever the masculine gender is used in these By-Laws, it shall include the feminine and the neuter wherever appropriate.

                                   ARTICLE VII

                                   AMENDMENTS

      These By-Laws may be altered, amended or repealed, in whole or in part, by vote of a majority of the Board of Directors, except with respect to any provision thereof which by law, the Articles of Organization, or these By-Laws requires action by stockholders, in which case these By-Laws may be amended in whole or in part by the stockholders at any annual or special meeting by vote of the holders of a majority in interest of all stock issued and outstanding and entitled to vote, except as otherwise provided in the Articles of Organization. The nature or substance of the proposed alterations, amendment or repeal shall be stated in the notice of the meeting.

      A true copy of the By-laws, as amended on September 27, 2002.

                                          ATTEST:

                                          /s/ Thomas J. Bucknum
                                          ------------------------------
                                          Clerk